Exhibit 21

FOOT LOCKER, INC. SUBSIDIARIES (1)

The following is a list of subsidiaries of Foot Locker, Inc. as of January 30, 2021, omitting some subsidiaries, which, considered in the aggregate, would not constitute a significant subsidiary.

Name	State or Other Jurisdiction of Incorporation
FL Finance (Europe) Limited	Ireland
FLE Holdings Coöperatief U.A.	Netherlands
FLE Logistics B.V.	Netherlands
Foot Locker Services Pte. Ltd.	Singapore
Foot Locker Artigos Desportivos e de Tempos Livres, Lda.	Portugal
Foot Locker Asia Pte. Ltd.	Singapore
Foot Locker Australia, Inc.	Delaware
Foot Locker Austria GmbH	Austria
Foot Locker Belgium BVBA	Belgium
Foot Locker Canada Co.	Canada
Foot Locker Corporate Services, Inc.	Delaware
Foot Locker Czech Republic s.r.o.	Czech Republic
Foot Locker Denmark B.V.	Netherlands
Foot Locker Europe B.V.	Netherlands
Foot Locker Europe.com B.V.	Netherlands
Foot Locker France S.A.S.	France
Foot Locker Germany GmbH & Co. KG	Germany
Foot Locker Greece Athletic Goods Ltd.	Greece
Foot Locker Hong Kong Ltd.	Hong Kong
Foot Locker Hungary Kft.	Hungary
Foot Locker Italy S.r.l.	Italy
Foot Locker Korea LLC.	South Korea
Foot Locker Macau	Macau
Foot Locker Malaysia Sdn. Bhd.	Malaysia
Foot Locker Netherlands B.V.	Netherlands
Foot Locker New Zealand, Inc.	Delaware
Foot Locker Norway B.V.	Netherlands
Foot Locker Poland Sp. z o.o.	Poland
Foot Locker Retail Ireland Limited	Ireland
Foot Locker Retail, Inc.	New York
Foot Locker Scandinavia B.V.	Netherlands
Foot Locker Singapore Pte. Ltd.	Singapore
Foot Locker Sourcing, Inc.	Delaware
Foot Locker Spain S.L.	Spain
Foot Locker Specialty, Inc.	New York
Foot Locker Stores, Inc.	Delaware
Foot Locker Switzerland LLC	Switzerland
Freedom Sportsline Limited	United Kingdom
RPG.com GmbH	Germany
Runners Point B.V. & Co. K.G.	Germany
Runners Point Switzerland LLC	Switzerland
Sidestep GmbH	Germany
Team Edition Apparel, Inc.	Florida

(1)	Each subsidiary company is 100% owned, directly or indirectly, by Foot Locker, Inc. All subsidiaries are consolidated with Foot Locker, Inc. for accounting and financial reporting purposes.